UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 16, 2023

FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
899 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	FTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders of Fortinet, Inc. (“Fortinet”) held on June 16, 2023 (the “Annual Meeting”), Fortinet’s stockholders approved (i) the adoption of an amendment to Fortinet’s amended and restated certificate of incorporation (the “Current Certificate”) to remove the supermajority voting requirement (the “Majority Voting Amendment”) and (ii) the adoption of an amendment to the Current Certificate to permit the exculpation of officers by Fortinet from personal liability for certain breaches of the duty of care (the “Officer Exculpation Amendment”). Each of the Majority Voting Amendment and the Officer Exculpation Amendment was previously approved by Fortinet’s Board of Directors (the “Board of Directors”), subject to the adoption thereof by Fortinet’s stockholders.
Each of the Majority Voting Amendment and the Officer Exculpation Amendment became effective upon acceptance of the filing by the Secretary of State of the State of Delaware on June 21, 2023.
The Board previously also approved amended and restated bylaws (the “Restated Bylaws”), which became effective upon the effectiveness of the Majority Voting Amendment. The Restated Bylaws remove the supermajority voting requirement in Fortinet’s current amended and restated bylaws.
The foregoing descriptions of the Majority Voting Amendment, the Officer Exculpation Amendment and the Amended Bylaws, respectively, are qualified in the entirety by reference to the Majority Voting Amendment, the Officer Exculpation Amendment and the Restated Bylaws, copies of which are attached hereto as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and are incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were present, in person or by proxy, holders of 673,743,602 shares of common stock, or approximately 85.90% of the total outstanding shares eligible to be voted. The holders present voted on the six proposals presented at the Annual Meeting as follows:

Proposal One - Election of Directors

Fortinet’s stockholders approved the election of eight directors to Fortinet’s Board of Directors, each to serve for a one-year term expiring at the 2024 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, by the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ken Xie	579,425,438	26,743,215	0	67,574,949
Michael Xie	602,559,060	3,609,593	0	67,574,949
Kenneth A. Goldman	564,879,672	41,288,981	0	67,574,949
Ming Hsieh	514,664,954	91,503,699	0	67,574,949
Jean Hu	602,328,286	3,840,367	0	67,574,949
William Neukom	588,551,405	17,617,248	0	67,574,949
Judith Sim	578,091,903	28,076,750	0	67,574,949
Admiral James Stavridis (Ret)	583,443,021	22,725,632	0	67,574,949

Proposal Two - Ratification of Appointment of Independent Registered Accounting Firm

Fortinet’s stockholders ratified the appointment of Deloitte & Touche LLP as Fortinet’s independent registered accounting firm for the fiscal year ending December 31, 2023 by the following votes:

Votes For	Votes Against	Abstentions
645,204,890	28,083,320	455,392

Proposal Three - Advisory Vote on Named Executive Officer Compensation

Fortinet’s stockholders cast their votes with respect to the advisory vote on Fortinet’s named executive officer compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
543,924,849	61,649,084	594,720	67,574,949

Proposal Four - Advisory Vote on Frequency of Future Say-on-Pay Votes

Fortinet’s stockholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on named executive officer compensation by the following votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
600,741,238	227,622	4,763,661	436,132	67,574,949

Based on these results and consistent with Fortinet’s recommendation, the Board of Directors has determined that Fortinet will conduct future advisory votes on named executive officer compensation every year. This policy will remain in effect until the next required stockholder vote on the frequency of future advisory votes on named executive officer compensation.

Proposal Five - Adoption of Amendment to Certificate of Incorporation to Remove the Supermajority Voting Requirement

Fortinet’s stockholders approved the adoption of the Majority Voting Amendment by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
604,289,555	1,586,630	292,468	67,574,949

Proposal Six - Adoption of Amendment to Certificate of Incorporation to Permit the Exculpation of Officers by Fortinet from Personal Liability for Certain Breaches of the Duty of Care

Fortinet’s stockholders approved the adoption of the Officer Exculpation Amendment by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
546,143,325	59,331,264	694,064	67,574,949

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Majority Voting Amendment
3.2	Officer Exculpation Amendment
3.3	Restated Bylaws
104	Cover Page Interactive Data File - the cover page for this Current Report on Form 8-K is formatted in iXBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: June 23, 2023	By:	/s/ JOHN WHITTLE
John Whittle
Executive Vice President and Chief Legal Officer